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Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO
RULE 13a-14(b)/RULE 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the annual report of Capstone Turbine Corporation (the "Company") on Form 10-K for the fiscal year ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Darren R. Jamison, Chief Executive Officer of the Company and Edward I. Reich, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), that the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ DARREN R. JAMISON Darren R. Jamison President and Chief Executive Officer
	By:	/s/ EDWARD I. REICH Edward I. Reich Chief Financial Officer
Date: June 12, 2008

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  Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b)/RULE 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002